EXHIBIT 32.2

CIENA CORPORATION

Written Statement of Chief Financial Officer
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

          The undersigned, the Chief Financial Officer of CIENA Corporation (the “Company”), hereby certifies that, to his knowledge, on the date hereof:

(a) the Report on Form 10-Q of the Company for the nine months ended July 31, 2004 filed on the date hereof with the Securities and Exchange Commission (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(b) information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Joseph R. Chinnici

Joseph R. Chinnici
Senior Vice President and Chief Financial Officer
August 19, 2004

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to CIENA Corporation and will be retained by CIENA Corporation and furnished to the Securities and Exchange Commission or its staff upon request.